INDEPENDENT AUDITORS' REPORT





The Board of Directors
Crompton & Knowles Corporation:


We have audited the accompanying statements of financial condition of Crompton & Knowles Corporation Employee Stock Ownership Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1995 and 1994, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                /s/ KPMG Peat Marwick LLP


Stamford, Connecticut
March 15, 1996